Exhibit 5.2
Execution Version

DLA Piper (Canada) LLP Bay Adelaide Centre – West Tower Suite 5100 – 333 Bay Street Toronto ON M5H 2R2 www.dlapiper.com
June 30, 2025
Trulieve Cannabis Corp.
6749 Ben Bostic Road
Quincy, Florida 32351
Dear Sirs/Mesdames:

Re: Trulieve Cannabis Corp. - Registration Statement on Form S-3
We have acted as Canadian counsel to Trulieve Cannabis Corp. (the “Corporation”), a British Columbia corporation, in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the preliminary prospectus included therein at the time the Registration Statement becomes effective (the “Prospectus”), under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration by the Corporation of an unlimited number of Securities (as defined below), as more fully described in the Registration Statement. As used herein, the term “Securities” means: (i) subordinate voting shares of the Corporation (the “Subordinate Voting Shares”), (ii) multiple voting shares of the Corporation (the “Multiple Voting Shares,” and together with the Subordinate Voting Shares, the “Shares”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase Shares, as designated by the Company at the time of the offering (the “Warrants”), (v) rights to purchase Subordinate Voting Shares, as designated by the Company at the time of the offering (the “Rights”), and (vi) units consisting of two or more other constituent securities of the Corporation (the “Units,” collectively with the Shares, Debt Securities, Warrants, Rights and Units, the “Securities”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”). All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.
We are not qualified to practice law in the United States of America. The opinion expressed herein relates only to the laws of British Columbia and the federal laws of Canada applicable therein, and we express no opinion as to any laws other than the laws of British Columbia and the federal laws of Canada applicable therein (and the interpretation thereof) as such laws exist and are construed as of the date hereof (the “Effective Date”). Our opinion does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.
For the purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:
1.The Registration Statement;
2.The Notice of Articles and Articles of the Corporation;

3.Resolutions of the Board of Directors of the Company, dated June 27, 2025, adopting resolutions relating to, among other things, the authorization of the filing of the Registration Statement and to the issuance of the Securities;
4.A certificate of the Chief Legal Officer of the Company, dated as of the date hereof, as to certain factual matters;
5.a Certificate of Good Standing with respect to the Company issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated June 27, 2025; and
6.such other documents, records and other instruments as we have deemed appropriate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates and documents relating to the Corporation as we have deemed necessary or relevant. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation.
We have assumed, without independent investigation, that at all relevant times:
(a)(i) the genuineness of all signatures on all documents; (ii) the legal capacity and authority of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies; and (v) to the extent that such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties;
(b)that the Articles will be in full force and effect and unamended on closing of the issuance of any Securities and that at the time of the issuance of any Securities, the Corporation validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation;
(c)the Corporation has the necessary corporate power and capacity to authorize, create, authenticate, issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;
(d)the Corporation has the necessary corporate power and capacity to enter into, execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, certificate, indenture or instrument relating to the Corporation’s creation, authentication, issuance, sale and/or delivery of any Securities to which the Corporation is party (any such agreement, the “Agreement”);
(e)all necessary corporate action has been taken by the Corporation to duly authorize the execution and delivery by the Corporation of any Agreement and the performance of its obligations under the terms and conditions thereof;
(f)all necessary corporate action has been taken by the Corporation to duly authorize, create, authenticate, sell, deliver and issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(g)all necessary corporate action has been taken by the Corporation to duly authorize the terms of the offering of the Securities and related matters;
(h)all necessary corporate action has been taken by the Corporation to duly authorize the execution and filing of the Registration Statement as finally amended (including all necessary post-effective amendments) with the Securities and Exchange Commission (the “SEC”);
(i)any Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;
(j)the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Corporation and any other person signing or authenticating the Securities, as applicable;
(k)the terms of the offering of the Securities and related matters have been duly authorized by the Corporation;
(l)the Corporation has complied, and will comply, with the Business Corporations Act (British Columbia);
(m)the execution and delivery of any Agreement and the performance by the Corporation of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Corporation, or applicable law;
(n)the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Corporation’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the Notice of Articles or Articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Corporation, or applicable law;
(o)the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Corporation, any resolutions of the board of directors (or committee thereof) or shareholders of the Corporation, any agreement or obligation of the Corporation, any order, ruling, requirement or restriction of, or imposed by, any court or governmental body (including any stock exchange) having jurisdiction over the Corporation, or applicable law;

(p)the Corporation will have received the agreed upon consideration for the issuance of the offered Securities and such Securities will have been delivered by or on behalf of the Corporation against payment therefor;
(q)whenever our opinion refers to the Shares, whether issued or to be issued, as “fully paid and non-assessable” shares in the capital of the Corporation, such opinion indicates that the holder of such shares cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise, and no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received;
(r)at the time of any offering or sale of any Shares, Units comprised, in whole or in part, of Shares or any Warrants, Debt Securities or Rights exercisable, exchangeable or convertible into Shares, in whole or in part, (together, “Share Convertible Securities”) and as of the date of the issuance of any Shares issuable upon exercise of any convertible securities, there will be sufficient Shares authorized and unissued under the Corporation’s then operative constating documents and not otherwise reserved for issuance;
(s)any Shares issuable upon exercise of offered Share Convertible Securities will have been duly authorized, created and reserved for issuance upon such exercise;
(t)any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, allotted and reserved for issuance upon such conversion, exchange, redemption or exercise;
(u)at or prior to the time of the issuance and delivery of any Securities, the Registration Statement as finally amended (including all necessary post-effective amendments) will have been declared effective under the Act, that the Securities will have been registered under the Act pursuant to the Registration Statement and that such Registration Statement will not have been modified, terminated or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities;
(v)an appropriate prospectus supplement with respect to the offered Securities will have been prepared and filed with the SEC in compliance with the Act and the applicable rules and regulations thereunder;
(w)all Securities will be offered, issued and sold in compliance with applicable provincial, federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplement;
(x)all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation are complete, true and accurate;
(y)there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein; and
(z)no order, ruling or decision of any court or regulatory or administrative body is in effect at any time that restricts any trades in securities of the Corporation or that affects any person or company (including the Corporation or any of its affiliates) that engages in such a trade.

Further, we have conducted such searches in public registries in British Columbia as we have deemed necessary or appropriate for the purposes of our opinion but have made no independent investigation regarding such factual matters.
To the extent any certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.
We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Securities or their issue, other than as specified in the Registration Statement, the Notice of Articles and the Articles of the Corporation.
Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.With respect to the Shares, when: (a) the board of directors of the Corporation (the “Board”) has taken all necessary corporate action to approve the issuance of, and the terms of the offering of, such Shares and all matters related thereto; and (b) the Shares have been issued, sold and delivered either (i) (A) in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board and (B) the Shares have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement, or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the Agreement or instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Shares will be duly and validly issued, fully paid and non-assessable.
2.With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Warrants and all matters related thereto; (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Warrants have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement duly authorized, executed and delivered by the Corporation and a warrant agent and, if applicable, the certificates for the Warrants have been duly issued and delivered by the Corporation and such warrant agent in accordance with such Agreement, then the Warrants will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
3.With respect to the Debt Securities, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Debt Securities and all matters related thereto; (b) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Debt Securities have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement duly authorized, executed and delivered by the Corporation and a trustee and, if applicable, the certificates for the Debt Securities have been duly issued and delivered by the Corporation and such trustee in accordance with such Agreement, then the Debt Securities will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
4.With respect to the Rights, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Rights and all matters related thereto; (b) the Rights have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Rights have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement duly authorized, executed and delivered by the Corporation and, if applicable, the certificates for the Rights have been duly issued and delivered by the Corporation in accordance with such Agreement, then the Rights will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
5.With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Units and all matters related thereto; (b) the Units have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar Agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Units have been duly issued and delivered against full payment therefor, in accordance with the applicable Agreement, if any, duly authorized, executed and delivered by the Corporation and any third party and, if applicable, the certificates for the Units have been duly issued and delivered by the Corporation, and such third party in accordance with such Agreement, then the Units will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
This opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to matters of tax or as to the contents of, or the disclosure in, the Registration Statement, or whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Corporation within the meaning of applicable securities laws.
Yours truly,
/s/ DLA Piper (Canada) LLP
DLA Piper (Canada) LLP